UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-52032	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Executive Boulevard Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 10, 2007, Monarch Financial Holdings, Inc. (NASDAQ:MNRK), the parent of Monarch Bank and Monarch Mortgage, entered into a Purchase Agreement with Resource Bank, a subsidiary at Fulton Financial Corporation (NASDAQ:FULT), providing for the purchase by the Registrant of certain specified mortgage-related business assets effective immediately. Resource Bank agreed to sell a Maryland mortgage office plus certain other mortgage related assets for a total of $2.1 Million. As a condition of the sale, both Resource Bank and the Registrant, as well as all the other defendants named in the lawsuit described in the 8-K filed June 13, 2007 and amended by Resource Bank on July 11, 2007, agreed to dismiss, with prejudice, their current lawsuits and covenanted not to sue each other for litigation related to this matter. Monarch Bank, Resource Bank and all individuals involved in the pending litigation reached a settlement in order to avoid further expense, inconvenience and delay, and to dispose of expensive, burdensome and protracted litigation related to the recent hiring of mortgage personnel and compensation owed. A copy of the press release is attached as exhibit 99.1.

The Company’s common stock is traded over the counter under the symbol MNRK.

Item 9.01—Exhibits.

(c)	Exhibits

99.1	Monarch Bank and Resource Bank Announce Purchase Agreement and End to Litigation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.

Date: August 10, 2007	/s/ Brad E. Schwartz
Brad E. Schwartz, Executive Vice President
Chief Financial & Operating Officer

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